UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2011

COINSTAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22555	94-3156448
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 – 114th Avenue SE

Bellevue, Washington 98004

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (425) 943-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2011, Coinstar, Inc. (“Coinstar”) entered into a First Amendment to Stock Purchase Agreement, dated as of May 31, 2011 (the “First Amendment”), with CUHL Holdings Inc., a wholly-owned subsidiary of Coinstar (“CUHL” and, together with Coinstar, the “Sellers”), Coinstar E-Payment Services Inc., a wholly-owned subsidiary of Coinstar (“CEPSI”), Coinstar UK Holdings Limited, a wholly-owned subsidiary of CUHL (“UK Holdings” and, together with CEPSI, the “Companies”), and Sigue Corporation (“Buyer”). The First Amendment amends certain terms included in the Stock Purchase Agreement, dated as of August 23, 2010, by and among the Sellers, the Companies and Buyer to sell the Companies, which comprise Coinstar’s money transfer business (the “Money Transfer Business”).

The First Amendment changes the threshold for adjustment of the $23.5 million principal amount of the contemplated loan from Coinstar to Buyer to finance a portion of the purchase price of the Money Transfer Business (the “Seller Financing”) based on the Companies’ closing net working capital. Under the First Amendment, the Seller Financing will be increased by the amount the closing net working capital of the Companies exceeds $18 million. To the extent that the closing net working capital of the Companies falls below $17 million, the Seller Financing will be decreased by such amount. To the extent that the closing net working capital of the Companies is equal to or greater than $17 million and less than or equal to $18 million, the Seller Financing will not be adjusted based on the Companies’ closing net working capital. Under the First Amendment, Coinstar has agreed that the estimated closing net working capital of the Companies will not be less than $16 million.

In addition, the First Amendment modifies the Buyer’s method of payment to Coinstar at closing relating to the revolving credit arrangement between Coinstar and the Companies under which Coinstar has provided funding to the Companies (the “Swingline”). Pursuant to the First Amendment, if the amount outstanding under the Swingline at closing (the “Swingline Closing Balance”) is $6 million or less, the Seller Financing will be increased by the amount of the Swingline Closing Balance. To the extent that the Swingline Closing Balance is greater than $6 million but less than or equal to $14 million, Buyer will pay the amount by which the Swingline Closing Balance exceeds $6 million to Coinstar in cash at closing and $6 million will be added to the Seller Financing. To the extent that the Swingline Closing Balance is greater than $14 million, Buyer will pay $8 million to Coinstar in cash at closing and the Seller Financing shall be increased by the amount the Swingline Closing Balance exceeds $8 million.

This description of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	First Amendment to Stock Purchase Agreement dated as of May 31, 2011, by and between Coinstar, Inc., Coinstar E-Payment Services Inc., CUHL Holdings Inc., Coinstar UK Holdings Limited, and Sigue Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

Dated: June 2, 2011	By:	/s/ DONALD R. RENCH
Donald R. Rench
Chief Legal Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	First Amendment to Stock Purchase Agreement dated May 31, 2011, by and between Coinstar, Inc., Coinstar E-Payment Services Inc., CUHL Holdings Inc., Coinstar UK Holdings Limited, and Sigue Corporation.